Exhibit 99.1

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

•            Company Posts Q2 Revenue of $858.5 Million and EPS of $0.47

•            Achieves Adjusted EBITDA of $135.8 Million; Margin Increases to 15.8%

•            $75 Million Cost Reduction Program Proceeding on Plan

•            Technical Services Segment Grows 5% on Continued Safety-Kleen Contributions

•            Company Raises Low End of 2014 Adjusted EBITDA Guidance Range Based on Cost Savings

Norwell, Mass. — August 6, 2014 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the second quarter and six months ended June 30, 2014.

Revenues for the second quarter were $858.5 million, compared with $860.5 million in the same period in 2013.  Income from operations in the second quarter of 2014 increased 26% to $67.1 million, compared with $53.2 million in the same period of 2013.

Second-quarter 2014 net income increased 25% to $28.7 million, or $0.47 per diluted share, compared with $22.9 million, or $0.38 per diluted share, in the second quarter of 2013.  Second-quarter 2014 net income included $4.0 million of pre-tax integration and severance costs.  Second-quarter 2013 net income included pre-tax integration and severance costs of approximately $6.8 million.  The effective tax rate in the second quarter of 2014 was 39.1%, compared with 35.1% in the same period of last year.

Adjusted EBITDA (see description below) in the second quarter of 2014 increased to $135.8 million, compared with $123.6 million in the same period of 2013.

Comments on the Second Quarter

“We rebounded from a slow start to the year and moved into what is historically a seasonally stronger period for the Company,” said Alan S. McKim, Chairman and Chief Executive Officer. “Our top-line results were slightly below our guidance range, hampered by some project delays and reduced activity in the Oil Sands region, as well as a larger-than-expected revenue decrease in Oil and Gas Field Services. Conversely, we delivered better-than-expected margins and exceeded our Adjusted EBITDA guidance for the quarter, benefiting from cost reduction initiatives, a focus on high-margin opportunities and strong contributions from Technical Services. Our Adjusted EBITDA margins increased to 15.8% — 140 basis points higher than a year ago.”

“Technical Services delivered an outstanding quarter with Adjusted EBITDA growth of more than 20% on 5% revenue growth,” McKim said.  “Incineration utilization reached 95% in the quarter as we continued to drive

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

incremental volumes from SK Environmental Services.  Oil Re-refining and Recycling also was a strong performer, achieving double-digit growth in revenues and profitability. Industrial and Field Services continued to be affected by the negative impact of currency translation on our Canadian operations, as well as the ongoing project slowdown in Canada, particularly in the Oil Sands. Oil and Gas Field Services experienced continued softness in the seismic business due to market conditions, as well as the unfavorable currency translation effect.”

Based on organizational changes the Company recently made as part of its operational review, Lodging Services — previously reported as part of Industrial and Field Services — will now be reported as a separate segment.  “As a result of the slowdown in Oil Sands projects and higher near-term maintenance costs, Lodging Services revenue and profitability were down year-over-year,” McKim said.

“Our previously announced cost reduction program proceeded on schedule in the second quarter and we remain on course to attain our full-year goal of $75 million.  We completed our planned headcount reductions early in the quarter and moved forward with a broad range of initiatives aimed at lowering our cost structure and improving our returns. In addition to the cost reductions, we also launched an array of margin improvement initiatives, including our pay-for-oil (PFO) program.  In Q2, we lowered our PFO costs by two cents per gallon from the first quarter and we continue to make progress in this area.  In addition, we executed on our share repurchase program, purchasing $15 million worth of Clean Harbors stock in the quarter,” McKim said.

Business Outlook and Financial Guidance

“As we move into the second half of 2014, we are encouraged by trends within our Technical Services segment and the volumes we are continuing to drive into our network, particularly from Safety-Kleen,” McKim said. “Within Oil Re-refining and Recycling, we are continuing to sell more blended product, lower PFO costs and increase efficiencies.  However, the Company is continuing to experience softness in certain markets such as the Oil Sands, which is affecting our outlook for both Industrial and Field Services and Lodging Services.  Challenges also remain in Oil and Gas Field Services, which continues to underperform.  As a result of these factors, we expect to conclude the year at the low end of our revenue guidance range to reflect current market conditions.”

“At the same time, we are increasing the low end of our Adjusted EBITDA guidance range,” McKim said.  “This increase is driven by the success of our $75 million cost savings program and our margin enhancement initiatives.  We also continue to allocate resources and capital toward growing our most profitable businesses.”

“Going forward, we will look to increase our organic growth while continuing to improve our margin performance.  We believe that our recent reconfiguration of our sales organization will be a driving force in generating momentum in the areas of cross selling and new business development.  Overall, our pipeline of

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

pending business remains solid, particularly within Technical Services, as we continue to target large-scale projects that drive significant volumes to our disposal facilities,” McKim concluded.

Based on its first-half financial performance, current market conditions and the effect of its cost savings program, Clean Harbors is updating its 2014 guidance.  The Company now expects to be at the low end of its previously announced revenue range of $3.5 billion to $3.6 billion. Based on its ongoing cost reduction program, the Company now expects 2014 Adjusted EBITDA in the range of $535 million to $555 million, compared with its previous guidance of $525 million to $555 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

For the third quarter of 2014, the Company expects revenue in the range of $890 million to $910 million.  The Company expects to generate Adjusted EBITDA for the third quarter of 2014 in the range of $155 million to $160 million.  A reconciliation of the Company’s Adjusted EBITDA guidance to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP).  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income and Adjusted EBITDA for the second quarter and first six months of 2014 and 2013 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Net income	$28,672	$22,902	$37,632	$33,404
Accretion of environmental liabilities	2,609	2,879	5,333	5,714
Depreciation and amortization	66,075	67,468	135,431	127,474
Other expense (income)	655	(1,655)	(3,523)	(2,180)
Interest expense, net	19,382	19,585	38,936	39,458
Pre-tax, non-cash acquisition accounting inventory adjustment	—	—	—	13,559
Provision for income taxes	18,406	12,411	23,976	17,389
Adjusted EBITDA	$135,799	$123,590	$237,785	$234,818

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Quarter Ending September 30, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$ 38	to	$ 43	4.3%	to	4.7%
Adjustments:
Accretion of environmental liabilities	3	to	3	0.4%	to	0.3%
Depreciation and amortization	70	to	68	7.9%	to	7.5%
Interest expense, net	20	to	20	2.2%	to	2.2%
Provision for income taxes	24	to	26	2.6%	to	2.9%
Projected Adjusted EBITDA	$ 155	to	$ 160	17.4%	to	17.6%

Revenues (In millions)	$ 890	to	$ 910

	For the Year Ending December 31, 2014
	Amount			Margin % (1)
	(In millions)
Projected GAAP net income	$ 99	to	$ 117	2.8%	to	3.2%
Adjustments:
Accretion of environmental liabilities	13	to	11	0.4%	to	0.3%
Depreciation and amortization	280	to	275	8.0%	to	7.6%
Interest expense, net	80	to	79	2.3%	to	2.2%
Provision for income taxes	63	to	73	1.8%	to	2.1%
Projected Adjusted EBITDA	$ 535	to	$ 555	15.3%	to	15.4%

Revenues (In millions)	$ 3,500	to	$ 3,600

(1)   The Margin % indicates the percentage that the line-item represents to total revenues for the respective reporting period, calculated by dividing the dollar amount for the line-item by total revenues for the reporting period.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.

Investors who wish to listen to the webcast and view the accompanying slides should visit the Investors section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions. Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts. Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q. Therefore, readers are cautioned not to place undue reliance on these forward-looking statements. Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

Contacts:

James M. Rutledge	Jim Buckley
Vice Chairman, President and CFO	SVP Investor Relations and Corporate Communications
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
InvestorRelations@cleanharbors.com	Buckley.James@cleanharbors.com

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

 (in thousands except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Revenues	$858,480	$860,528	$1,705,147	$1,722,691
Cost of revenues (exclusive of items shown separately below)	606,950	614,326	1,232,669	1,250,350
Selling, general and administrative expenses	115,731	122,612	234,693	251,082
Accretion of environmental liabilities	2,609	2,879	5,333	5,714
Depreciation and amortization	66,075	67,468	135,431	127,474
Income from operations	67,115	53,243	97,021	88,071
Other (expense) income	(655)	1,655	3,523	2,180
Interest expense, net	(19,382)	(19,585)	(38,936)	(39,458)
Income before provision for income taxes	47,078	35,313	61,608	50,793
Provision for income taxes	18,406	12,411	23,976	17,389
Net income	$28,672	$22,902	$37,632	$33,404
Earnings per share:
Basic	$0.47	$0.38	$0.62	$0.55
Diluted	$0.47	$0.38	$0.62	$0.55

Shares used to compute earnings per share — Basic	60,665	60,550	60,695	60,507
Shares used to compute earnings per share — Diluted	60,778	60,687	60,822	60,658

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

	June 30, 2014	December 31, 2013
Current assets:
Cash and cash equivalents	$278,644	$310,073
Marketable securities	—	12,435
Accounts receivable, net	575,187	579,394
Unbilled accounts receivable	35,529	26,568
Deferred costs	17,909	16,134
Inventories and supplies	161,792	152,096
Prepaid expenses and other current assets	48,991	41,962
Deferred tax assets	32,239	32,517
Total current assets	1,150,291	1,171,179
Property, plant and equipment, net	1,611,298	1,602,170
Other assets:
Deferred financing costs	19,284	20,860
Goodwill	578,974	570,960
Permits and other intangibles, net	553,658	569,973
Other	18,938	18,536
Total other assets	1,170,854	1,180,329
Total assets	$3,932,443	$3,953,678
Current liabilities:
Current portion of capital lease obligations	$709	$1,329
Accounts payable	262,553	316,462
Deferred revenue	61,593	55,454
Accrued expenses	245,368	236,829
Current portion of closure, post-closure and remedial liabilities	36,043	29,471
Total current liabilities	606,266	639,545
Other liabilities:
Closure and post-closure liabilities, less current portion	43,630	41,201
Remedial liabilities, less current portion	138,036	148,911
Long-term obligations	1,395,000	1,400,000
Capital lease obligations, less current portion	827	1,435
Deferred taxes, unrecognized tax benefits and other long-term liabilities	249,968	246,947
Total other liabilities	1,827,461	1,838,494
Total stockholders’ equity, net	1,498,716	1,475,639
Total liabilities and stockholders’ equity	$3,932,443	$3,953,678

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	June 30, 2014			June 30, 2013
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$256,798	$40,860	$297,658	$256,262	$27,128	$283,390
Industrial and Field Services	185,154	(11,011)	174,143	199,225	(12,808)	186,417
Oil Re-refining and Recycling	144,016	(54,866)	89,150	123,008	(48,261)	74,747
SK Environmental Services	171,324	23,307	194,631	166,523	32,207	198,730
Lodging Services	42,872	925	43,797	46,685	1,308	47,993
Oil and Gas Field Services	58,177	1,597	59,774	68,444	1,689	70,133
Corporate Items	139	(812)	(673)	381	(1,263)	(882)
Total	$858,480	$—	$858,480	$860,528	$—	$860,528

	For the Six Months Ended:
	June 30, 2014			June 30, 2013
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$493,579	$78,693	$572,272	$490,201	$52,399	$542,600
Industrial and Field Services	347,114	(22,614)	324,500	368,846	(26,546)	342,300
Oil Re-refining and Recycling	272,937	(102,982)	169,955	263,092	(98,287)	164,805
SK Environmental Services	332,712	43,206	375,918	326,325	67,161	393,486
Lodging Services	99,566	1,320	100,886	100,015	2,026	102,041
Oil and Gas Field Services	158,949	3,698	162,647	183,607	5,433	189,040
Corporate Items (1)	290	(1,321)	(1,031)	(9,395)	(2,186)	(11,581)
Total	$1,705,147	$—	$1,705,147	$1,722,691	$—	$1,722,691

(1)   Corporate Items revenue for the six months ended June 30, 2013 includes one-time, non-cash reductions of approximately $10.2 million due to the impact of fair value acquisition accounting adjustments on Safety-Kleen’s historical deferred revenue at December 28, 2012. Revenue for the six reportable segments for the six months ended June 30, 2013 excludes such adjustments to maintain comparability with future operating results and reflect how the Company manages the business.

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com

Press Release

Clean Harbors Reports Second-Quarter 2014 Financial Results

Non-GAAP Segment Results

Clean Harbors reports Adjusted EBITDA results, which is a non-GAAP financial measure, as a complement to results provided in accordance with accounting principles generally accepted in the United States (GAAP) and believes that such information provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved.  The Company defines Adjusted EBITDA in accordance with its existing credit agreement.  See “Non-GAAP Results” for a reconciliation of the Company’s total Adjusted EBITDA to GAAP net income.

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013

Technical Services	$84,297	$69,390	$146,474	$129,435
Industrial and Field Services	30,716	34,760	47,088	48,572
Oil Re-refining and Recycling	15,196	12,752	27,779	28,098
SK Environmental Services	31,307	34,076	54,132	61,082
Lodging Services	15,487	19,259	33,224	41,560
Oil and Gas Field Services	1,812	4,144	18,143	31,928
Corporate Items	(43,016)	(50,791)	(89,055)	(105,857)
Total	$135,799	$123,590	$237,785	$234,818

42 Longwater Drive • P.O. Box 9149 • Norwell, Massachusetts 02061-9149 • 781.792.5000 • www.cleanharbors.com